AMENDMENT AGREEMENT

AMENDMENT AGREEMENT (“Amendment”) dated as of January 25, 2023 between BNP Paribas Prime Brokerage International, Limited, on behalf of itself and as agent for the BNPP Entities (“BNPP PB”), on the one hand, and Burholme Funding LLC (“Customer”), on the other hand.

WHEREAS, BNPP PB and Customer previously entered into the Committed Facility Agreement dated as of October 17, 2014 (as amended from time to time, the “Agreement”);

WHEREAS, the parties hereto desire to amend the Agreement as provided herein;

NOW THEREFORE, in consideration of the mutual agreements provided herein, the parties agree to amend the Agreement as follows:

1.Amendment to Appendix B to the Agreement

a.Appendix B to the Agreement is hereby deleted in its entirety and replaced with new Appendix B, attached hereto as Exhibit I.

1.Representations

Each party represents to the other party that all representations contained in the Agreement are true and accurate as of the date of this Amendment and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment, in each case, however, except for any representation that refers to a specific date, as to which each party represents to the other party that such representation is true and accurate as of such specific date and is deemed to be given or repeated by each party, as the case may be, as of such specific date.

1.Miscellaneous

a.Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings specified for such terms in the Agreement.
b.Entire Agreement. The Agreement as amended and supplemented by this Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communications and prior writings (except as otherwise provided herein) with respect thereto. Except as expressly set forth herein, the terms and conditions of the Agreement remain in full force and effect.
c.Counterparts. This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.
d.Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.
e.Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

(Signature page follows)

IN WITNESS WHEREOF the parties have executed this Amendment with effect from the first date specified on the first page of this Amendment.

BNP PARIBAS PRIME BROKERAGE INTERNATIONAL, LTD. /s/ Alex Bergelson Name: Alex Bergelson Title: Managing Director	BURHOLME FUNDING LLC /s/ William Goebel Name: William Goebe Title: Chief Financial Office

/s/ Robert Lakeman
Name: Jeffrey Lowe
Title: Director

Exhibit I

Appendix B

Pricing

Burholme Funding LLC

Financing Rate

Customer Debit Rate

SOFR + 135 bps

ISO Code

USD

Arrangement Fee

Customer shall pay an arrangement fee (the “Arrangement Fee”) to BNPP PB equal to the product of the Maximum Commitment Financing and 15 bps and shall pay such Arrangement Fee on the execution date of the Committed Facility Agreement.

Commitment Fee
N/A